Exhibit 4.7

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

WARRANT TO PURCHASE COMMON STOCK

Corporation:	InVivo Therapeutics Holdings Corp.
Number of Shares:	16,071
Class of Stock:	Common Stock, $0.00001 par value per share (“Common Stock”)
Initial Exercise Price:	$1.40 per share
Issue Date:	June 17, 2011
Expiration Date:	June 17, 2018

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, at or before the Expiration Date SQUARE 1 BANK or its assignee (“Holder”) is entitled, subject to the terms and conditions set forth below, to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this warrant, in whole or in part, by delivering and surrendering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company or such other place as the Company may designate. Unless Holder is exercising the conversion right set forth in Section 1.2 Holder shall also deliver to the Company a certified or official bank check, payable to the Company, for the aggregate Warrant Price for the respective number of Shares being purchased.

1.2 Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3. No fractional Shares shall be issuable upon exercise of the foregoing conversion right, and, if the number of Shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value (as determined in accordance with Section 1.4) of the resulting fractional share on the date of such conversion.

1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. As soon as reasonably practicable after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates, in the name of the Holder, for the number of Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the remaining Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.6 Repurchase on Sale, Merger, or Consolidation of the Company.

1.6.1 “Acquisition.” For the purpose of this warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.6.2 Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this warrant.

1.6.3 Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this warrant and Holder has not otherwise exercised this warrant in full, then this warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

2.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred and the Warrant Price shall be proportionately reduced.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, conversion, exchange, substitution, or other event, at any time while this warrant, or any portion thereof, remains outstanding and unexpired, that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, conversion, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

3.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) The initial Warrant Price referenced on the first page of this warrant is not greater than the exercise price of the warrants issued in connection with the Company’s most recent private placement of securities effected prior to the Issue Date.

(b) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance and payment in full by the Holder, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

The Holder hereby represents and warrants to the Company as follows: (i) it is acquiring this Warrant, and (if and when it exercises this Warrant) it will acquire the Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof; nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; (ii) the Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended; and (iii) the Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate and the Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

3.2 Notice of Certain Events. The Company shall provide Holder with written notice, including a description of the material facts surrounding, any of the following events, such notice being provided simultaneously with the earlier of any Securities and Exchange Commission filing related to any such event or the date all other shareholders of the Company receive such notice: (a) declaration of any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) effecting any reclassification or recapitalization of common stock; or (c) the merger or consolidation with or into any other corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up.

3.3 Registration of Shares. If the Company proposes to register shares of its stock under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), on a Form S-3 registration form under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan), the Company shall cause to be registered under the Securities Act all of the Shares, to the extent the Company is not contractually precluded from including the Shares in such registration (provided that Company shall use its commercially reasonable efforts to refrain from contractually precluding the Shares from being included in such registration), subject to customary cutbacks provided that such cutbacks shall be no more than the Holder’s pro rata amount (relative to any other selling stockholders).

4.

ARTICLE 4

MISCELLANEOUS

4.1 Term: Exercise Upon Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

4.2 Investment Letter; Legends. Without limiting the generality of Section 4.3, unless the offer and sale of any Shares shall have been effectively registered under the Securities Act of 1933, as amended, the Company shall be under no obligation to issue the Shares unless and until the Holder shall have executed an investment letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that the Holder is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, or that any sale of the Shares shall be exempt from registration under the Securities Act of 1933. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3 Compliance with Securities Laws on Transfer. The Holder acknowledges that this warrant and the Shares have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this warrant or any Shares in the absence of (i) an effective registration statement under the Securities Act of 1933, as amended, covering this warrant or such Shares and registration or qualification of this warrant or such Shares under any applicable “blue sky” or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant by (i) giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable) and (ii) providing, at the Company’s request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act of 1933, as amended, and the securities laws applicable with respect to any other applicable jurisdiction. No surrender or reissuance or opinion of counsel shall be required if the transfer is to an affiliate of Holder.

5.

4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

Square 1 Bank

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Crowe Building

Durham, NC 27701

4.6 Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

4.9 No Rights as Shareholder. Until the exercise of this warrant, the Holder shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

INVIVO THERAPEUTICS HOLDINGS CORP.

By: /s/ Sean Moran

Name: Sean Moran

Title: Director of Finance

6.

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase              shares of the              stock of InVivo Therapeutics Holdings Corp. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to              of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Square 1 Bank

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Fowler Building

Durham, NC 27701

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

SQUARE 1 BANK or Registered Assignee

(Signature)

(Date)

1